Exhibit 99.1

Investors:	David Gennarelli, david.gennarelli@autodesk.com, 415-507-6033

Press:	Noah Cole, noah.cole@autodesk.com, 503-707-3872

AUTODESK REPORTS 14 PERCENT YEAR OVER YEAR REVENUE GROWTH

Significant operating margin, profitability, and cash flow growth

SAN RAFAEL, Calif., August 12, 2010-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the second quarter of fiscal 2011.

•	Revenue was $473 million, an increase of 14 percent compared to the second quarter of fiscal 2010 and approximately flat sequentially.
•	GAAP operating margin was 17 percent, compared to 1 percent in the second quarter last year and 11 percent in the first quarter of fiscal 2011.
•
Non-GAAP operating margin was 25 percent, compared to 16 percent in the second quarter last year and 20 percent in the first quarter of fiscal 2011.  A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.

•
GAAP diluted earnings per share were $0.25, compared to GAAP diluted earnings per share of $0.05 in the second quarter of fiscal 2010 and GAAP diluted earnings per share of $0.16 in the first quarter of fiscal 2011.

•
Non-GAAP diluted earnings per share were $0.36, compared to non-GAAP diluted earnings per share of $0.24 in the second quarter of fiscal 2010, and non-GAAP diluted earnings per share of $0.29 in the first quarter of fiscal 2011.

•	Operating cash flow was $112 million, an increase of 136 percent compared to the second quarter last year and a 20 percent decrease sequentially.

“Our focus on growing our revenue base while controlling costs resulted in better than expected revenue and profitability in the second quarter," said Carl Bass, Autodesk president and CEO.  “Although the pace of the global recovery is varied by country, we are pleased that we achieved revenue growth in all of our major geographies.  We experienced strong year-over-year growth in many key areas including operating margin, revenue from commercial new licenses, and cash flow from operations.  Our results reflect the traction that we are gaining in both new and existing accounts.”

Operational Overview
The following sequential revenue comparisons were negatively impacted by a one-time benefit of approximately $15 million in upgrade revenue related promotions and a price change in the first quarter.

EMEA revenue was $189 million and increased 20 percent compared to the second quarter of fiscal 2010 as reported and 19 percent on a constant currency basis.  EMEA revenue decreased 5 percent sequentially as reported and 4 percent on a constant currency basis.

Revenue in the Americas was $168 million and increased 6 percent compared to the second quarter of fiscal 2010 and 4 percent sequentially.

Revenue in Asia Pacific was $116 million and increased 17 percent compared to the second quarter of fiscal 2010 as reported and 14 percent on a constant currency basis.  Revenue in Asia Pacific increased 1 percent sequentially as reported and 2 percent on a constant currency basis.

Revenue from emerging economies was $71 million, an increase of 13 percent compared to the second quarter of fiscal 2010 as reported and 14 percent on a constant currency basis.  Revenue from emerging economies increased 5 percent sequentially as reported and 6 percent on a constant currency basis.  Revenue from emerging economies represented 15 percent of total revenue in the second quarter.

All constant currency calculations remove the impact of foreign currency fluctuations and any gains or losses recorded to revenue within the current period as a result of Autodesk’s hedging program.

Revenue from the Platform Solutions and Emerging Business segment was $177 million, an increase of 19 percent compared to the second quarter last year and a decrease of 3 percent sequentially.  Revenue from the AEC business segment was $133 million, an increase of 8 percent compared to the second quarter last year and a decrease of 3 percent sequentially.  Revenue from the Manufacturing business segment was $113 million, an increase of 18 percent compared to the second quarter last year and 4 percent sequentially.  Revenue from the Media and Entertainment business segment was $50 million, an increase of 6 percent compared to the second quarter last year and 8 percent sequentially.

Second quarter operating margins improved significantly year-over-year.  The 16 percentage point improvement in GAAP operating margin was driven primarily by higher revenue and lower restructuring charges in the current quarter.  The 9 percentage point year-over-year improvement in non-GAAP operating margin was driven primarily by higher revenue.

Cash flow from operations was $112 million in the second quarter this year.  Autodesk’s cash and investments balance at the end of the second quarter was $1.3 billion.

“In the first half of fiscal 2011 we achieved significant year-over-year growth in revenue, cash flow and EPS,” continued Bass.  “As we enter the second half of fiscal 2011, we are optimistic about continued revenue growth opportunities and believe that we will deliver significant growth in annual operating margins over the prior year.  We will also balance our cost control with essential investments in the business with a focus on revenue generating opportunities.”

Business Outlook
The following statements are forward-looking statements that are based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below. Autodesk is only providing revenue and earnings per share guidance for its fiscal third quarter of 2011 at this time.

Third Quarter Fiscal 2011
Net revenue for the third quarter of fiscal 2011 is expected to be in the range of $450 million and $475 million. GAAP earnings per diluted share are expected to be in the range of $0.18 and $0.23. Non-GAAP earnings per diluted share are expected to be in the range of $0.28 and $0.33 and exclude $0.06 related to stock-based compensation expense, and $0.04 for the amortization of acquisition related intangibles.

Third quarter outlook assumes an effective tax rate of 25 percent for GAAP results and an effective tax rate of 27 percent for non-GAAP results.

Full Year Fiscal 2011
Autodesk is not providing specific revenue or EPS guidance for fiscal 2011 at this time.  However, Autodesk anticipates GAAP operating margin to increase significantly for the full year fiscal 2011 compared to fiscal 2010.  Autodesk anticipates non-GAAP operating margin to increase between 400 and 450 basis points for full year fiscal 2011 compared to fiscal 2010.  Non-GAAP operating margin excludes stock-based compensation expense, amortization of acquisition related intangibles, and restructuring charges.

Earnings Conference Call and Webcast
Autodesk will host its first quarter conference call today at 5:00 p.m. EDT. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk’s website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call.  The conference call will include only brief remarks followed by questions and answers.

A replay of the broadcast will be available at 7:00 pm EDT at http://www.autodesk.com/investors. This replay will be maintained on Autodesk’s website for at least 12 months.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding anticipated market, economic and revenue trends, cost savings, operational and efficiency investments, revenue, margin and earnings improvement, and other statements regarding our expected strategies, market and products positions, performance and results.  There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including:  general market, economic and business conditions, our performance in particular geographies, including emerging economies, the financial and business condition of our reseller and distribution channels, fluctuation in foreign currency exchange rates, the success of our foreign currency hedging program, failure to maintain cost reductions and productivity increases, slowing momentum in maintenance revenues, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, failure to successfully expand adoption of our horizontal design products, our vertical design products and model-based design products, difficulties encountered in integrating new or acquired businesses and technologies, the inability to identify and realize the anticipated benefits of acquisitions, unexpected fluctuations in our tax rate, the timing and degree of expected investments in growth and efficiency opportunities, changes in the timing of product releases and retirements, failure of key new applications to achieve anticipated levels of customer acceptance, failure to achieve continued success in technology advancements, interruptions or terminations in the business of Autodesk consultants, the expense and impact of legal or regulatory proceedings, and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk’s report on Form 10-K for the year ended January 31, 2010 and Form 10-Q for the quarter ended April 30, 2010, which are on file with the U.S. Securities and Exchange Commission.  Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk
Autodesk, Inc., is a leader in 3D design, engineering and entertainment software. Customers across the manufacturing, architecture, building, construction, and media and entertainment industries – including the last 15 Academy Award winners for Best Visual Effects – use Autodesk software to design, visualize, and simulate their ideas. Since its introduction of AutoCAD software in 1982, Autodesk continues to develop the broadest portfolio of state-of-the-art software for global markets. For additional information about Autodesk, visit www.autodesk.com.

Autodesk and AutoCAD are registered trademarks or trademarks of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. Academy Award is a registered trademark of the Academy of Motion Picture Arts and Sciences. All other brand names, product names, or trademarks belong to their respective holders. Autodesk reserves the right to alter product and service offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document. © 2010 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Net revenue:
License and other	$280.7	$231.0	$560.5	$474.6

Maintenance	192.1	183.9	386.9	366.1

Total net revenue	472.8	414.9	947.4	840.7

Cost of revenue:
Cost of license and other revenue	40.5	44.8	81.7	88.9

Cost of maintenance revenue	7.9	5.3	18.0	13.5

Total cost of revenue	48.4	50.1	99.7	102.4

Gross profit	424.4	364.8	847.7	738.3

Operating expenses:

Marketing and sales	177.5	176.4	364.0	360.3

Research and development	119.3	109.8	246.5	231.4

General and administrative	45.9	49.5	97.6	99.5

Restructuring charges	1.9	26.4	9.0	42.9

Impairment of goodwill	-	-	-	21.0

Total operating expenses	344.6	362.1	717.1	755.1

Income (loss) from operations	79.8	2.7	130.6	(16.8)

Interest and other income (expense), net	0.1	10.7	(3.3)	10.7

Income (loss) before income taxes	79.9	13.4	127.3	(6.1)

Provision for income taxes	(20.0)	(2.9)	(30.5)	(15.6)

Net income (loss)	$59.9	$10.5	$96.8	$(21.7)

Basic net income (loss) per share	$0.26	$0.05	$0.42	$(0.09)

Diluted net income (loss) per share	$0.25	$0.05	$0.41	$(0.09)

Shares used in computing basic
net income (loss) per share	228.0	228.9	228.5	228.0

Shares used in computing diluted
net income (loss) per share	233.8	232.3	234.5	228.0

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	July 31,	January 31,
	2010	2010
	(Unaudited)

ASSETS:

Current assets:
Cash and cash equivalents	$850.0	$838.7
Marketable securities	236.6	161.9
Accounts receivable, net	231.0	277.4
Deferred income taxes	43.6	44.2
Prepaid expenses and other current assets	56.2	57.4
Total current assets	1,417.4	1,379.6

Marketable securities	184.1	125.6
Computer equipment, software, furniture and leasehold improvements, net	88.5	101.6
Purchased technologies, net	73.6	88.0
Goodwill	545.7	542.9
Deferred income taxes, net	113.1	101.9
Other assets	102.6	107.6
	$2,525.0	$2,447.2

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$79.0	$67.8
Accrued compensation	100.5	115.6
Accrued income taxes	23.0	8.4
Deferred revenue	454.2	444.6
Other accrued liabilities	66.4	67.6
Total current liabilities	723.1	704.0

Deferred revenue	71.9	71.9
Long term income taxes payable	135.1	127.2
Other liabilities	69.1	70.6

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-
Common stock and additional paid-in capital	1,225.1	1,204.3
Accumulated other comprehensive income (loss)	(2.9)	(3.5)
Retained earnings	303.6	272.7
Total stockholders' equity	1,525.8	1,473.5
	$2,525.0	$2,447.2

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
	Six Months Ended
	July 31,
	2010	2009
	(Unaudited)

Operating activities:
Net income (loss)	$96.8	$(21.7)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	53.0	55.5
Stock-based compensation expense	45.3	44.4
Impairment of goodwill	-	21.0
Restructuring charges, net	9.0	42.9
Gain on disposition of assets	-	(2.3)
Changes in operating assets and liabilities, net of business combinations	46.5	(65.3)
Net cash provided by operating activities	250.6	74.5

Investing activities:
Purchases of marketable securities	(318.7)	(298.2)
Sales of marketable securities	52.8	1.4
Maturities of marketable securities	135.8	14.3
Capital expenditures	(11.1)	(24.3)
Purchases of equity investments	-	(10.0)
Business combinations, net of cash acquired	(8.5)	-
Other investing activities	(0.5)	-
Net cash used in investing activities	(150.2)	(316.8)

Financing activities:
Proceeds from issuance of common stock, net of issuance costs	40.1	44.1
Repurchases of common stock	(129.2)	-
Draws on line of credit	-	2.2
Repayments of line of credit	-	(54.3)
Net cash used in financing activities	(89.1)	(8.0)

Effect of exchange rate changes on cash and cash equivalents	-	1.2

Net increase (decrease) in cash and cash equivalents	11.3	(249.1)
Cash and cash equivalents at beginning of fiscal year	838.7	917.6
Cash and cash equivalents at end of period	$850.0	$668.5

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP total spend, non-GAAP income from operations and non-GAAP provision for income taxes.  These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense,  amortization of purchased intangibles, restructuring charges, goodwill impairment, establishment of a valuation allowance on certain deferred tax assets and related income tax expenses.  See our reconciliation of GAAP financial measures to non-GAAP financial measures herein.  We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance.  For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.  Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenue	$40.5	$44.8	$81.7	$88.9
Stock-based compensation expense	(0.7)	(0.7)	(1.5)	(1.3)
Amortization of developed technology	(7.7)	(8.3)	(15.4)	(16.6)
Non-GAAP cost of license and other revenue	$32.1	$35.8	$64.8	$71.0

GAAP gross profit	$424.4	$364.8	$847.7	$738.3
Stock-based compensation expense	0.7	0.7	1.5	1.3
Amortization of developed technology	7.7	8.3	15.4	16.6
Non-GAAP gross profit	$432.8	$373.8	$864.6	$756.2

GAAP marketing and sales	$177.5	$176.4	$364.0	$360.3
Stock-based compensation expense	(9.2)	(9.5)	(19.8)	(19.0)
Non-GAAP marketing and sales	$168.3	$166.9	$344.2	$341.3

GAAP research and development	$119.3	$109.8	$246.5	$231.4
Stock-based compensation expense	(7.2)	(7.1)	(15.5)	(14.2)
Non-GAAP research and development	$112.1	$102.7	$231.0	$217.2

GAAP general and administrative	$45.9	$49.5	$97.6	$99.5
Stock-based compensation expense	(3.9)	(4.0)	(8.5)	(9.9)
Amortization of customer relationships and trade names	(5.9)	(6.7)	(12.1)	(13.1)
Non-GAAP general and administrative	$36.1	$38.8	$77.0	$76.5

GAAP impairment of goodwill	$-	$-	$-	$21.0
Impairment of goodwill	-	-	-	(21.0)
Non-GAAP impairment of goodwill	$-	$-	$-	$-

GAAP restructuring charges	$1.9	$26.4	$9.0	$42.9
Restructuring charges	(1.9)	(26.4)	(9.0)	(42.9)
Non-GAAP restructuring charges	$-	$-	$-	$-

GAAP operating expenses	$344.6	$362.1	$717.1	$755.1
Stock-based compensation expense	(20.3)	(20.6)	(43.8)	(43.1)
Amortization of customer relationships and trade names	(5.9)	(6.7)	(12.1)	(13.1)
Impairment of goodwill	-	-	-	(21.0)
Restructuring charges	(1.9)	(26.4)	(9.0)	(42.9)
Non-GAAP operating expenses	$316.5	$308.4	$652.2	$635.0

GAAP income (loss) from operations	$79.8	$2.7	$130.6	$(16.8)
Stock-based compensation expense	21.0	21.3	45.3	44.4
Amortization of developed technology	7.7	8.3	15.4	16.6
Amortization of customer relationships and trade names	5.9	6.7	12.1	13.1
Impairment of goodwill	-	-	-	21.0
Restructuring charges	1.9	26.4	9.0	42.9
Non-GAAP income from operations	$116.3	$65.4	$212.4	$121.2

GAAP provision for income taxes	$(20.0)	$(2.9)	$(30.5)	$(15.6)
Establishment of valuation allowance on deferred tax assets	-	-	-	21.0
Discrete GAAP tax provision items (1)	0.2	(0.6)	(1.6)	(1.6)
Income tax effect of non-GAAP adjustments	(11.6)	(16.1)	(24.3)	(37.3)
Non-GAAP provision for income tax	$(31.4)	$(19.6)	$(56.4)	$(33.5)

GAAP net income (loss)	$59.9	$10.5	$96.8	$(21.7)
Stock-based compensation expense	21.0	21.3	45.3	44.4
Amortization of developed technology	7.7	8.3	15.4	16.6
Amortization of customer relationships and trade names	5.9	6.7	12.1	13.1
Impairment of goodwill	-	-	-	21.0
Restructuring charges	1.9	26.4	9.0	42.9
Establishment of valuation allowance on deferred tax assets	-	-	-	21.0
Discrete GAAP tax provision items (1)	0.2	(0.6)	(1.6)	(1.6)
Income tax effect of non-GAAP adjustments	(11.6)	(16.1)	(24.3)	(37.3)
Non-GAAP net income	$85.0	$56.5	$152.7	$98.4

GAAP diluted net income (loss) per share	$0.25	$0.05	$0.41	$(0.09)
Stock-based compensation expense	0.09	0.09	0.19	0.19
Amortization of developed technology	0.03	0.03	0.06	0.07
Amortization of customer relationships and trade names	0.03	0.03	0.06	0.06
Impairment of goodwill	-	-	-	0.09
Restructuring charges	0.01	0.11	0.04	0.18
Establishment of valuation allowance on deferred tax assets	-	-	-	0.09
Discrete GAAP tax provision items (1)	-	-	(0.01)	-
Income tax effect of non-GAAP adjustments	(0.05)	(0.07)	(0.10)	(0.17)
Non-GAAP diluted net income per share	$0.36	$0.24	$0.65	$0.42

GAAP diluted shares used in per share calculation	233.8	232.3	234.5	228.0
Shares included in non-GAAP net income per share, but excluded from GAAP net loss per share as they would have been anti-dilutive	-	-	-	3.1
Non-GAAP diluted shares used in per share calculation	233.8	232.3	234.5	231.1

(1) Effective in the second quarter of fiscal 2011, Autodesk began excluding certain discrete GAAP tax provision items for purposes of its non-GAAP financial measures. Prior period non-GAAP income tax expense amounts have been revised to conform to the current period presentation.

(2) Effective in the first quarter of fiscal 2011, Autodesk began using diluted GAAP shares for purposes of calculating non-GAAP net income per share. Prior periods' shares and diluted non-GAAP net income per share were revised to conform to current period presentation.

Other Supplemental Financial Information*
Fiscal Year 2011	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2011
Financial Statistics ($ in millions, except per share data):
Total Net Revenue	$475	$473			$947
License and Other Revenue	$280	$281			$560
Maintenance Revenue	$195	$192			$387

GAAP Gross Margin	89%	90%			89%
Non-GAAP Gross Margin (1)(2)	91%	92%			91%

GAAP Operating Expenses	$373	$345			$717
GAAP Operating Margin	11%	17%			14%
GAAP Net Income	$37	$60			$97
GAAP Diluted Net Income Per Share	$0.16	$0.25			$0.41

Non-GAAP Operating Expenses (1)(3)	$336	$317			$652
Non-GAAP Operating Margin (1)(4)	20%	25%			22%
Non-GAAP Net Income (1)(5)	$68	$85			$153
Non-GAAP Diluted Net Income Per Share (1)(6)	$0.29	$0.36			$0.65

Total Cash and Marketable Securities	$1,239	$1,271			$1,271
Days Sales Outstanding	42	44			44
Capital Expenditures	$6	$5			$11
Cash from Operations	$139	$112			$251
GAAP Depreciation and Amortization	$27	$26			$53

Deferred Maintenance Revenue Balance	$492	$473			$473

Revenue by Geography (in millions):
Americas	$161	$168			$330
Europe, Middle East and Africa	$199	$189			$387
Asia Pacific	$115	$116			$230

Revenue by Segment (in millions):
Platform Solutions and Emerging Business	$184	$177			$361
Architecture, Engineering and Construction	$137	$133			$270
Manufacturing	$108	$113			$221
Media and Entertainment	$46	$50			$95
Other	$-	$-			$-

Other Revenue Statistics:
% of Total Rev from AutoCAD and AutoCAD LT	36%	34%			35%
% of Total Rev from Model-based Design Products	29%	29%			29%
% of Total Rev from Emerging Economies	14%	15%			15%
Upgrade Revenue (in millions)	$51	$18			$70

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign
Currencies Compared to Comparable Prior Year Period ** (in millions):
FX Impact on Total Net Revenue	$21	$5			$26
FX Impact on Total Operating Expenses	$(11)	$-			$(11)
FX Impact on Operating Income	$10	$5			$15

Gross Margin by Segment (in millions):
Platform Solutions and Emerging Business	$173	$168			$341
Architecture, Engineering and Construction	$123	$122			$245
Manufacturing	$100	$105			$205
Media and Entertainment	$36	$38			$74
Unallocated amounts	$(9)	$(9)			$(17)

Common Stock Statistics:
Common Shares Outstanding	229,400,000	227,200,000			227,200,000
Fully Diluted Weighted Average Shares Outstanding	234,600,000	233,800,000			234,500,000
Shares Repurchased	2,000,000	2,500,000			4,500,000

Installed Base Statistics:
Maintenance Installed Base	2,383,000	2,631,000			2,631,000

* Totals may not agree with the sum of the components due to rounding.
** Includes favorable (unfavorable) revenue impact from our hedging program during the fiscal quarter.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP total spend, non-GAAP income from operations and non-GAAP provision for income taxes. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles and related income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2011
(2) GAAP Gross Margin	89%	90%			89%
Stock-based compensation expense	0%	0%			0%
Amortization of developed technology	2%	2%			2%
Non-GAAP Gross Margin	91%	92%			91%

(3) GAAP Operating Expenses	$373	$345			$717
Stock-based compensation expense	(24)	(20)			(44)
Amortization of customer relationships and trade names	(6)	(6)			(12)
Restructuring charges	(7)	(2)			(9)
Non-GAAP Operating Expenses	$336	$317			$652

(4) GAAP Operating Margin	11%	17%			14%
Stock-based compensation expense	5%	5%			5%
Amortization of developed technology	2%	2%			2%
Amortization of customer relationships and trade names	1%	1%			1%
Restructuring charges	1%	0%			0%
Non-GAAP Operating Margin	20%	25%			22%

(5) GAAP Net Income	$37	$60			$97
Stock-based compensation expense	24	21			45
Amortization of developed technology	8	8			16
Amortization of customer relationships and trade names	6	6			12
Restructuring charges	7	2			9
Discrete GAAP tax provision items (7)	(2)	-			(2)
Income tax effect of non-GAAP adjustments	(12)	(12)			(24)
Non-GAAP Net Income	$68	$85			$153

(6) GAAP Diluted Net Income Per Share	$0.16	$0.25			$0.41
Stock-based compensation expense	0.10	0.09			0.19
Amortization of developed technology	0.03	0.03			0.06
Amortization of customer relationships and trade names	0.03	0.03			0.06
Restructuring charges	0.03	0.01			0.04
Discrete GAAP tax provision items (7)	(0.01)	-			(0.01)
Income tax effect of non-GAAP adjustments	(0.05)	(0.05)			(0.10)
Non-GAAP Diluted Net Income Per Share	$0.29	$0.36			$0.65

(7) Effective in the second quarter of fiscal 2011, Autodesk began excluding certain discrete GAAP tax provision items for purposes of its non-GAAP financial measures. Prior period non-GAAP income tax expense, net income and earnings per share amounts have been revised to conform to the current period presentation.

GAAP total spend (Cost of revenue plus Total operating expenses)	$424	$393			$817
Stock-based compensation expense	(24)	(21)			(45)
Amortization of developed technology	(8)	(8)			(16)
Amortization of customer relationships and trademarks	(6)	(6)			(12)
Restructuring charges	(7)	(2)			(9)
Non-GAAP total spend (Cost of revenue plus Total operating expenses)	$379	$356			$735

Fiscal Year 2010	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2010
Financial Statistics ($ in millions, except per share data):
Total net revenue	$426	$415	$417	$456	$1,714
License and other revenue	$244	$231	$236	$270	$981
Maintenance revenue	$182	$184	$181	$186	$733

GAAP Gross Margin	88%	88%	89%	90%	89%
Non-GAAP Gross Margin (1)(2)	90%	90%	92%	92%	91%

GAAP Operating Expenses	$393	$362	$346	$356	$1,456
GAAP Operating Margin	-5%	1%	6%	12%	4%
GAAP Net Income (Loss)	$(32)	$10	$30	$50	$58
GAAP Diluted Net Income (Loss) Per Share	$(0.14)	$0.05	$0.13	$0.21	$0.25

Non-GAAP Operating Expenses (1)(3)	$327	$308	$305	$331	$1,271
Non-GAAP Operating Margin (1)(4)	13%	16%	18%	20%	17%
Non-GAAP Net Income (1)(5)	$42	$56	$61	$69	$229
Non-GAAP Diluted Net Income Per Share (1)(6)	$0.18	$0.24	$0.26	$0.29	$0.98

Total Cash and Marketable Securities	$966	$1,029	$1,054	$1,126	$1,126
Days Sales Outstanding	49	49	47	55	55
Capital Expenditures	$14	$11	$6	$9	$39
Cash from Operations	$27	$47	$47	$126	$247
GAAP Depreciation and Amortization	$27	$28	$29	$27	$111

Deferred Maintenance Revenue Balance	$469	$444	$420	$464	$464

Revenue by Geography (in millions):
Americas	$163	$159	$164	$168	$655
Europe, Middle East and Africa	$167	$157	$159	$188	$671
Asia Pacific	$96	$99	$94	$100	$388

Revenue by Segment (in millions):
Platform Solutions and Emerging Business	$156	$150	$154	$165	$624
Architecture, Engineering and Construction	$128	$123	$125	$137	$514
Manufacturing	$94	$95	$90	$108	$387
Media and Entertainment	$48	$47	$48	$46	$189
Other	$-	$-	$-	$-	$-

Other Revenue Statistics:
% of Total Rev from AutoCAD and AutoCAD LT	33%	31%	32%	31%	32%
% of Total Rev from Model-based Design Products	29%	29%	29%	29%	29%
% of Total Rev from Emerging Economies	14%	15%	15%	16%	15%
Upgrade Revenue (in millions)	$43	$26	$26	$37	$133

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign
Currencies Compared to Comparable Prior Year Period *** (in millions):
FX Impact on Total Net Revenue	$(30)	$(30)	$(16)	$9	$(66)
FX Impact on Total Operating Expenses	$22	$14	$2	$(10)	$28
FX Impact on Operating Income (Loss)	$(8)	$(16)	$(14)	$(1)	$(38)

Gross Margin by Segment (in millions):
Platform Solutions and Emerging Business	$146	$140	$147	$157	$590
Architecture, Engineering and Construction	$116	$110	$113	$125	$465
Manufacturing	$86	$88	$84	$101	$359
Media and Entertainment	$34	$36	$38	$37	$144
Unallocated amounts	$(9)	$(9)	$(10)	$(8)	$(36)

Common Stock Statistics:
Common Shares Outstanding	228,200,000	229,600,000	229,700,000	228,900,000	228,900,000
GAAP Fully Diluted Weighted Average Shares Outstanding	227,100,000	232,300,000	232,900,000	233,200,000	232,100,000
Shares Repurchased	-	-	1,700,000	1,000,000	2,700,000

Installed Base Statistics:
Maintenance Installed Base **	1,719,000	2,299,000	2,236,000	2,250,000	2,250,000

* Totals may not agree with the sum of the components due to rounding.
** The second quarter of fiscal 2010 maintenance installed base includes a one-time adjustment of 581,000 educational seats for users migrated to a standard educational maintenance plan. These users were not previously captured in our maintenance installed base.

*** Includes favorable (unfavorable) revenue impact from our hedging program during the fiscal quarter.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP total spend, non-GAAP income from operations and non-GAAP provision for income taxes. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, goodwill impairment, establishment of a valuation allowance on certain deferred tax assets and related income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2010
(2) GAAP Gross Margin	88%	88%	89%	90%	89%
Stock-based compensation expense	0%	0%	0%	0%	0%
Amortization of developed technology	2%	2%	3%	2%	2%
Non-GAAP Gross Margin	90%	90%	92%	92%	91%

(3) GAAP Operating Expenses	$393	$362	$346	$356	$1,457
Stock-based compensation expense	(22)	(21)	(30)	(19)	(91)
Amortization of customer relationships and trade names	(6)	(7)	(6)	(6)	(26)
Restructuring charges	(17)	(26)	(5)	-	(48)
Impairment of goodwill	(21)	-	-	-	(21)
Non-GAAP Operating Expenses	$327	$308	$305	$331	$1,271

(4) GAAP Operating Margin	-5%	1%	6%	12%	4%
Stock-based compensation expense	5%	5%	7%	4%	5%
Amortization of developed technology	2%	2%	2%	2%	2%
Amortization of customer relationships and trade names	2%	2%	2%	2%	2%
Restructuring charges	4%	6%	1%	0%	3%
Impairment of goodwill	5%	0%	0%	0%	1%
Non-GAAP Operating Margin	13%	16%	18%	20%	17%

(5) GAAP Net Income (Loss)	$(32)	$10	$30	$50	$58
Stock-based compensation expense	23	21	30	19	93
Amortization of developed technology	8	8	9	8	33
Amortization of customer relationships and trade names	6	7	6	6	26
Establishment of valuation allowance on deferred tax assets	21	-	-	-	21
Impairment of goodwill	21	-	-	-	21
Restructuring charges	17	26	5	-	48
Discrete GAAP tax provision items (7)	(1)	-	(8)	(4)	(13)
Income tax effect of non-GAAP adjustments	(21)	(16)	(11)	(10)	(58)
Non-GAAP Net Income	$42	$56	$61	$69	$229

(6) GAAP Diluted Net Income (Loss) Per Share	$(0.14)	$0.05	$0.13	$0.21	$0.25
Stock-based compensation expense	0.10	0.09	0.13	0.08	0.40
Amortization of developed technology	0.04	0.03	0.04	0.03	0.14
Amortization of customer relationships and trade names	0.03	0.03	0.02	0.03	0.11
Establishment of valuation allowance on deferred tax assets	0.09	-	-	-	0.09
Impairment of goodwill	0.09	-	-	-	0.09
Restructuring charges	0.07	0.11	0.02	-	0.21
Discrete GAAP tax provision items (7)	-	-	(0.03)	(0.02)	(0.05)
Income tax effect of non-GAAP adjustments	(0.10)	(0.07)	(0.05)	(0.04)	(0.26)
Non-GAAP Diluted Net Income Per Share	$0.18	$0.24	$0.26	$0.29	$0.98

(7) Effective in the second quarter of fiscal 2011, Autodesk began excluding certain discrete GAAP tax provision items for purposes of its non-GAAP financial measures. Prior period non-GAAP income tax expense, net income and earnings per share amounts have been revised to conform to the current period presentation.

GAAP total spend (Cost of revenue plus Total operating expenses)	$445	$412	$391	$400	$1,648
Stock-based compensation expense	(23)	(21)	(30)	(19)	(93)
Amortization of developed technology	(8)	(8)	(9)	(8)	(33)
Amortization of customer relationships and trademarks	(6)	(7)	(6)	(6)	(25)
Impairment of goodwill	(21)	-	-	-	(21)
Restructuring charges	(17)	(26)	(5)	-	(48)
Non-GAAP total spend (Cost of revenue plus Total operating expenses)	$370	$350	$340	$367	$1,427